

<ARTICLE> 9
<LEGEND> This schedule contains summary financial information extracted from
Form 10-Q for the period ended September 30, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                           7,706
<INT-BEARING-DEPOSITS>                           5,695
<FED-FUNDS-SOLD>                                 5,640
<TRADING-ASSETS>                                 5,226
<INVESTMENTS-HELD-FOR-SALE>                      7,140
<INVESTMENTS-CARRYING>                               0
<INVESTMENTS-MARKET>                                 0
<LOANS>                                         66,602
<ALLOWANCE>                                      1,447
<TOTAL-ASSETS>                                 106,694
<DEPOSITS>                                      63,679
<SHORT-TERM>                                    18,023
<LIABILITIES-OTHER>                              7,233
<LONG-TERM>                                      7,967
<COMMON>                                           319
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        475
<OTHER-SE>                                       8,293<F1>
<TOTAL-LIABILITIES-AND-EQUITY>                 106,694
<INTEREST-LOAN>                                  4,310
<INTEREST-INVEST>                                  355
<INTEREST-OTHER>                                   834
<INTEREST-TOTAL>                                 5,822
<INTEREST-DEPOSIT>                               1,664
<INTEREST-EXPENSE>                               3,085
<INTEREST-INCOME-NET>                            2,737
<LOAN-LOSSES>                                      545
<SECURITIES-GAINS>                                  27<F2>
<EXPENSE-OTHER>                                  2,458<F3>
<INCOME-PRETAX>                                  1,600
<INCOME-PRE-EXTRAORDINARY>                       1,059
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     1,059
<EPS-PRIMARY>                                     3.27<F4>
<EPS-DILUTED>                                     3.20<F4>
<YIELD-ACTUAL>                                    3.74
<LOANS-NON>                                        309
<LOANS-PAST>                                       266
<LOANS-TROUBLED>                                     0
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                 1,338
<CHARGE-OFFS>                                      583
<RECOVERIES>                                       103
<ALLOWANCE-CLOSE>                                1,447
<ALLOWANCE-DOMESTIC>                                 0<F5>
<ALLOWANCE-FOREIGN>                                  0<F5>
<ALLOWANCE-UNALLOCATED>                              0<F5>

<F1> Treasury stock of $48 million is included as a reduction of other stockholders' equity.

<F2> Investment securities gains/losses do not include the Corporation's equity securities gains which totaled $184 million.

<F3> Includes: salaries and emp. benefits of $1,281 mil.; occupancy of $195 mil.; equipment rentals, depreciation and maintenance of $166 mil.; amortization of intangible assets of $59 mil.; FDIC insurance of $20 mil.; and other expenses totaling $733 mil.

<F4> The earnings per share amounts have been restated as a result of the
     Corporation adopting SFAS No. 128, "Earnings Per Share." EPS-Primary represents basic earnings per share.

<F5> Allowance-Domestic, Allowance-Foreign, and Allowance-Unallocated are only disclosed on an annual basis in the Corporation's Form 10-K, and are therefore not included in this Financial Data Schedule.

